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                                 VAN ECK FUNDS

                                AMENDMENT NO. 5

                TO AMENDED AND RESTATED MASTER TRUST AGREEMENT

     Amendment No. 5 to the Amended and Restated Master Trust Agreement dated February 6, 1992 (amending the Master Trust Agreement dated April 3, 1985) (the "Agreement"), of Van Eck Funds (the "Trust'), made at New York, New York this 26th day of July, 1994.

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, Article VII, Section 7.3 of the Agreement provides that any amendment to the Agreement that adversely affects the rights of shareholders may be adopted at any time by an instrument in writing signed by a majority of the Trustees (or by an officer of the Trust pursuant to a vote of a majority of such Trustees) when authorized to do so by the vote in accordance with subsection (e) of Section 4.2 of shareholders holding a majority of the shares entitled to vote; and

     WHEREAS, a majority of the Trustees have voted to amend Article III,
Section 3.6 of the Agreement with respect to International Investors Gold Fund; and

     WHEREAS, a majority of the outstanding shares of International Investors Gold Fund have voted to amend Article III, Section 3.6 of the Agreement; and

     WHEREAS, a majority of the Trustees have voted to amend Article IV, Section 4.2(e) of the Agreement with respect to all Sub-Trusts; and

     WHEREAS, a majority of the outstanding shares of each Sub-Trust, except Gold/Resources Fund, Global Balanced Fund and Asia Dynasty Fund, have voted to amend Article IV, Section 4.2(e) of the Agreement with respect to all Sub-Trusts; and

     WHEREAS, a majority of the Trustees have voted to amend Article VII,
Section 7.2 of the Agreement with respect to all Sub-Trusts; and
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     WHEREAS, a majority of the outstanding shares of each Sub-Trust, except
Gold/Resources Fund, Global Balanced Fund and Asia Dynasty Fund, have voted to amend Article VII, Section 7.2 of the Agreement; and

     WHEREAS, a majority of the Trustees have voted to amend Article VII,
Section 7.3 of the Agreement with respect to all Sub-Trusts; and

     WHEREAS, a majority of the outstanding shares of each Sub-Trust, except Gold/Resources Fund, Global Balanced Fund and Asia Dynasty Fund, have voted to amend Article VII, Section 7.3 of the Agreement; and

     WHEREAS, a majority of Trustees have duly approved this amendment to the Agreement and authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts.

     NOW, THEREFORE, the undersigned Thaddeus Leszczynski, a duly elected and serving Secretary of the Trust, pursuant to the authorization described above, hereby declares that Article III, Section 3.6 of the Agreement is amended to read as follows:


          Section 3.6 Investment Restrictions with Respect to International
                      -----------------------------------------------------
          Investors. Notwithstanding anything to the contrary in Section 3.2
          ---------
          hereof, the Trustees may not, with respect to International Investors ("II"), (i) purchase securities on margin, except as is necessary for the clearance of its transactions; (ii) sell short unless II may readily acquire the security sold short by virtue of its holding a right to purchase a quantity of such shorted security sufficient to cover the short; (iii) lend its funds or assets, except through the purchase of securities II would otherwise be authorized to purchase;
          (iv) borrow unless for emergency or extraordinary reasons, and provided such borrowings are limited to 10% of total assets, taken at cost; (v) mortgage, pledge or hypothecate more than 15% of II's total assets, taken at cost; (vi) purchase the securities of any issuer with less than three (3) years' continuous operation if 5% of II's total assets, taken at cost, are invested in such issuer, (vii) purchase securities (exclusive of U.S. government issues) if upon such purchase more than 5% of II's total assets (taken at market value) would consist of the securities of such issuer; (viii) purchase securities of any issuer if such purchase would cause II to own at the time of purchase more than 10% of the outstanding securities of such issuer;
          (ix) purchase securities issued by any other investment company or investment trust, except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary brokerage commission or except when such purchase, though not made in the open market, is part of a plan of merger or
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          consolidation; (x) purchase or retain securities of an issuer having an officer, director or security holder who is an officer or director of the Trust or who furnishes management or supervising services to the Trust, if at the time of such purchase or at any time thereafter any one or more of such persons owns beneficially more than 1/2 of 1% of the securities of such issuer or such persons or persons together own more than 5% of such securities (all taken at market value); and
          (xi) underwrite securities of other issuers.

and hereby declares that Article IV, Section 4.2(e) of the Agreement is amended to read as follows:

          "Section 4.2(e) Voting. On each matter submitted to a vote of the
                          ------
          shareholders, each holder of the Share shall be entitled to one vote for each whole share and to a proportionate fractional vote for each fractional Share standing in his name on the books of the Trust irrespective of the Sub-Trusts thereof or class thereof and all Shares of all Sub-Trusts, except Gold/Resources Fund, Global Balanced Fund and Asia Dynasty Fund, and classes thereof shall vote together as a single class; provided, however, that as to any matter (i) with respect to which a separate vote by such Sub-Trust or class thereof is required by the 1940 Act or the provisions of the writing or vote establishing and designating the Sub-Trust or class, such requirements as to a separate vote by such Sub-Trust or class thereof shall apply in lieu of all Shares of all Sub-trusts and classes thereof voting together, and (ii) as to any matter which affects the interests of one or more affected Sub-Trusts or classes shall be entitled to vote, and each such Sub-Trust or class shall vote as a separate class."

and hereby declares that the second paragraph of Article VII, Section 7.2 of the Agreement is amended to read as follows:

          "Section 7.2 Reorganization. The Trust or any one or more Sub-Trusts,
                       ----------------
          except Gold/Resources Fund, Global Balanced Fund and Asia Dynasty Fund may, either as the successor, or survivor, or non-survivor, (1) consolidate with one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, to form a new consolidated trust, partnership, association or corporation under the laws of which any one of the constituent entities is organized, or (2) merge into one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, partnerships, associations or corporations merged into it, any such consolidation or merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by the Trust, or one or more such Sub-Trusts as the case may be, in connection therewith. The terms "merge" or "merger" as used herein shall also include the purchase or acquisition of any assets of any other trust, partnership, association or corporation which is an investment company organized under the laws of the Commonwealth of Massachusetts or any other state of the United States. Any such consolidation or merger shall require the affirmative vote of the holders of a majority of the outstanding voting securities, as defined in the 1940
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          Act, of the Sub-Trust so affected thereby if the Sub-Trust is not the successor or survivor of such consolidation or merger."

and hereby declares that Article VII, Section 7.3 of the Agreement is amended to read as follows:

          "Section 7.3 Amendments. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of the Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of such trustees. Any amendment to this Declaration of Trust that adversely affects the rights of Shareholders may be adopted at any time by an instrument In writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such trustees) when authorized to do so by the vote in accordance with subsection (e) of Section 4.2 of Shareholders holding a majority of the outstanding voting securities entitled to vote (as defined in the 1940 Act) and with respect to Gold/Resources Fund, Global Balanced Fund and Asia Dynasty Fund of Shareholders holding a majority of the outstanding voting securities entitled to vote; provided, however, that any amendment to Section 3.6 may be adopted at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such trustees) only when authorized to do so by the vote of a "majority of the outstanding voting securities" of International Investors, as such term is defined in the 1940 Act. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.
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          WITNESS my hand and seal this 26th day of July, 1994.



/s/ Thaddeus Leszczynski
Thaddeus Leszczynski, Secretary


STATE OF NEW YORK    )
                     )
COUNTY OF NEW YORK   )

     Then personally appeared the above-named Thaddeus Leszczynski and acknowledged this instrument to be his free act and deed this 26th day of July, 1994.


/s/ Henry G. Neger
Notary Public

My commission expires: 12/31/95